SHARE PURCHASE AGREEMENT



                                   dated as of



                                November 17, 1997



                                     between



                          CAPRICORN INVESTORS II, L.P.


                                       and


                               THE WMF GROUP, LTD.


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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                  TRANSACTIONS................................ 1
      Section 1.1  Share Purchase............................................. 1

                                   ARTICLE II

                                    CLOSINGS.................................. 1
      Section 2.1  The Closing................................................ 1
      Section 2.2  Location of Closing........................................ 2

                                   ARTICLE III

                              CONDITIONS OF CLOSING........................... 2
      Section 3.1  Conditions Precedent to the Closing........................ 2
      Section 3.2  Legends.................................................... 4

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY............................... 5
      Section 4.1  Corporate Existence and Power.............................. 5
      Section 4.2  Authorization; Contravention; Modifications................ 5
      Section 4.3  Approvals.................................................. 6
      Section 4.4  Binding Effect............................................. 6
      Section 4.5  Financial Information...................................... 6
      Section 4.6  Absence of Certain Changes or Events....................... 7
      Section 4.7  Taxes...................................................... 7
      Section 4.8  Litigation................................................. 7
      Section 4.9  Compliance with Regulations................................ 8
      Section 4.10  Subsidiaries.............................................. 8
      Section 4.11  Insurance................................................. 8
      Section 4.12  Debt...................................................... 9
      Section 4.13  No Default................................................ 9
      Section 4.14  Capitalization............................................ 9
      Section 4.15  Material Contracts........................................10
      Section 4.16  Books and Records.........................................12
      Section 4.17  Fees for Brokers and Finders..............................12
      Section 4.18  Misstatements.............................................12
      Section 4.20  No Merger Agreements......................................13
      Section 4.21  Board Actions.............................................13


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                                                                            PAGE

      Section 4.22 Stockholder Approval.......................................13
      Section 4.23 Continuing Representations and Warranties..................14

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                      CONCERNING LOANS AND SERVICING RIGHTS...................14
      Section 5.1  Approved Issuer............................................14
      Section 5.2  Past Securitizations; No Recourse..........................14
      Section 5.3  Loan Documents; Mortgage Servicing Agreements..............15

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............15
      Section 6.2  Authorization; Contravention...............................15
      Section 6.3  Approvals..................................................15
      Section 6.4  Binding Effect.............................................16
      Section 6.5  Litigation.................................................16
      Section 6.6  Compliance with Laws.......................................16
      Section 6.7  Investment Intent..........................................16
      Section 6.8  Fees for Brokers and Finders...............................16
      Section 6.9  Financial Ability..........................................17
      Section 6.10 Continuing Representations and Warranties..................17

                                   ARTICLE VII

                                    COVENANTS.................................17
      Section 7.1  Mutual Covenants...........................................17
      Section 7.2  Affirmative Covenants of the Company.......................19
      Section 7.3  Negative Covenants of the Company..........................20

                                  ARTICLE VIII

                                   TERMINATION................................21
      Section 8.1  Termination................................................21
      Section 8.2  Expenses and Fees..........................................21

                                   ARTICLE IX

                                 INDEMNIFICATION..............................22
      Section 9.1  Indemnification by the Company.............................22
      Section 9.2  No Limitation on Other Rights of Recovery..................25


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                                                                            PAGE

                                    ARTICLE X

                                  MISCELLANEOUS...............................25
      Section 10.1  Notices...................................................25
      Section 10.2  No Waivers; Remedies......................................26
      Section 10.3  Amendments, Etc...........................................26
      Section 10.4  Successors and Assigns....................................26
      Section 10.5  Accounting Terms and Determinations.......................26
      Section 10.6  Governing Law.............................................26
      Section 10.7  Counterparts; Effectiveness...............................27
      Section 10.8  Severability of Provisions................................27
      Section 10.9  Headings and References...................................27
      Section 10.10 Entire Agreement..........................................27
      Section 10.11 Survival..................................................27
      Section 10.12 Non-Exclusive Jurisdiction................................27
      Section 10.13 Waiver of Jury Trial......................................28
      Section 10.14 Affiliate.................................................28
      Section 10.15 Non-Recourse..............................................28


                                     - iii -

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                                      ANNEX


Annex A                    -        Definitions


                                    EXHIBITS

Exhibit A                   -       Form of Registration Rights Agreement


Exhibit 3.1(f)(1)           -       Certificate of Secretary of the Company
Exhibit 3.1(f)(2)           -       Certificate of Officer of the Company
Exhibit 3.1(f)(5)           -       Opinion of Counsel for the Company
Exhibit 3.1(g)(1)           -       Certificate of Secretary of the Purchaser
Exhibit 3.1(g)(2)           -       Certificate of Officer of the Purchaser
Exhibit 3.1(g)(4)           -       Opinion of Counsel for the Purchaser


                                    SCHEDULES

Schedule 4.5(a)             -       Certain Financial Statements
Schedule 4.6(a)             -       Certain Changes
Schedule 4.6(b)             -       Certain Actions
Schedule 4.8                -       Litigation
Schedule 4.10               -       Subsidiaries
Schedule 4.12               -       Certain Debt
Schedule 4.13               -       Certain Defaults
Schedule 4.14(h)            -       Certain Obligations
Schedule 4.15(a)            -       Material Contracts
Schedule 5.3                -       Certain Loan Documents



                                     - iv -

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                            SHARE PURCHASE AGREEMENT


                  SHARE PURCHASE AGREEMENT dated as of November 17, 1997 between THE WMF GROUP, LTD., a Delaware corporation (the "COMPANY"), and CAPRICORN INVESTORS II, L.P., a Delaware limited partnership (the "PURCHASER").

                  Terms not otherwise defined in this Agreement have the meanings stated in Annex A.

                  The parties agree as follows:


                                    ARTICLE I

                                  TRANSACTIONS

                  SECTION  1.1  SHARE   PURCHASE.   Subject  to  the  terms  and
conditions set forth in this Agreement, at the Closing:

                  (a) the Company shall issue, sell and deliver to the Purchaser and the Purchaser shall purchase, accept and acquire from the Company, 546,448 shares of Common Stock, (the "SHARES"), which number of shares is intended by the parties to be equal to 11% of the number of shares of Common Stock issued and outstanding after giving effect to the issuance, sale and delivery of the Shares pursuant to this Section 1.1(a) (the "SHARE PURCHASE"); and

                  (b) the Purchaser shall deliver to the Company in consideration of the issuance, sale and delivery to the Purchaser of the Shares, $5,000,000 (the "PURCHASE PRICE"), in immediately available funds, to such account or accounts as the Company shall specify at least three Business days prior to the Closing; and

                  (c) the Company and the Purchaser shall execute and deliver the Registration Rights Agreement substantially in the form of EXHIBIT A attached hereto (the "THE REGISTRATION RIGHTS AGREEMENT").


                                   ARTICLE II

                                    CLOSINGS

                  SECTION 2.1 THE CLOSING. The closing of the Share Purchase shall take place (the "CLOSING") (i) subsequent to (a) the declaration by the SEC of the effectiveness of the Registration Statements and (b) the distribution by NHP Incorporated, a Delaware corporation ("NHP"), of one-third of a share of Common Stock of the Company to each holder of a Right and (ii) prior to Capricorn Investors, L.P.'s distribution of such Common Stock to certain of its limited partners (the "CLOSING DATE").

                  SECTION 2.2 LOCATION OF CLOSING. The Closing shall take place at the offices of The WMF Group, Ltd., 1593 Spring Hill Road, Suite 400, Vienna, Virginia or at such other location as agreed to by the parties.


                                   ARTICLE III

                              CONDITIONS OF CLOSING

                  SECTION 3.1 CONDITIONS PRECEDENT TO THE CLOSING. The obligations of each party under this Agreement with respect to the Transactions are subject to the satisfaction of each of the following conditions, unless such conditions either are required to be satisfied by such party (for the benefit of the other party) or are waived by such party at or before the Closing:

                           (a) each  party  shall  have   obtained   from  each
Governmental Body or other person each Approval or taken all actions required to be taken in connection with each Approval, and all waiting, review or appeal periods prescribed with respect to each Approval shall have terminated or expired, as the case may be, in each case with respect to an Approval that is required or advisable on the part of such party for (1) the due execution and delivery by such party of each Transaction Document to which it is or may become a party, (2) the conclusion of the Transactions, (3) the performance by such party of its obligations under each Transaction Document to which it is or may become a party and (4) the exercise by such party of its rights and remedies under each Transaction Document to which the party is or may become a party;

                           (b) no Action shall be pending or, to the  knowledge
of either party, threatened against such party or any other person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the conclusion of the Transactions;

                           (c) neither party (1) is in violation of or default,
in any material respect, with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, (2) would be in violation of or default, in any material respect, with respect to the same in connection with or as a result of the conclusion of the Transactions, or (3) has received notice that, in connection with or as a result of the conclusion of the Transactions it is or would be in violation of or default, in any material respect, with respect to the same;

                           (d) the  representations and warranties of the other
party contained in each Transaction Document to which such other party is a party shall be true and correct in all material respects on and as of the date hereof and the Closing Date, with the same force and effect as though made on and as of the date hereof and the Closing Date;

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                           (e)  the other  party  shall have  performed,  in all
material respects, all of the covenants and other obligations that are required by the Transaction Documents to which it is a party to be performed by such other party at or before the Closing Date; and

                           (f)  the  Purchaser  shall  have  received  from  the
Company the following, each dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser:

                           (1) a certificate of the Secretary or an Assistant Secretary of the Company substantially in the form of EXHIBIT 3.1(F)(1), with respect to (i) the charter documents of the Company,
         (ii) the bylaws of the Company, (iii) the resolutions of the Company approving each Transaction Document and the other documents to be delivered by it under the Transaction Documents and (iv) the names and true signatures of the officers of the Company authorized to sign each Transaction Document to which the Company is a party as of the Closing Date and the other documents to be delivered by the Company under such Transaction Documents;

                           (2)  a  certificate   of  the  President  or  a  Vice
         President of the Company, substantially in the form of EXHIBIT 3.1(F)(2) to the effect that (i) the representations and warranties of the Company contained in the Transaction Documents to which it is a party are true and correct in all material respects on and as of the Closing Date, and (ii) the Company has performed, in all material respects, all covenants and other obligations required by the Transaction Documents to which it is a party to be performed by it at or before the Closing;

                           (3) certified copies, or other evidence satisfactory to the Purchaser, of all Approvals of all Governmental Bodies and other persons with respect to the Company referred to in Sections 4.3;

                           (4) a certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the good standing of and payment of taxes by the Company and as to the charter documents of the Company, as the case may be, on file in the office of the Secretary of State;

                           (5) a favorable opinion of one or more counsel for the Company, which together are substantially in the form of EXHIBIT 3.1(F)(5), and as to other matters reasonably requested by the Purchaser;

                           (g)  the  Company   shall  have   received  from  the
Purchaser the following, each dated the Closing Date, in form and substance reasonably satisfactory to the Company:

                           (1) a certificate of the Secretary or an Assistant Secretary of the Purchaser's general partner, substantially in the form of EXHIBIT 3.1(G)(1), with respect to the names and true signatures of the officers of the Purchaser authorized to sign each Transaction
         Document to which the Purchaser is a party as of the Closing Date and the other documents to be delivered by the Purchaser under such Transaction Documents;

                           (2) a certificate of the President or Vice President of the Purchaser's general partner, substantially in the form of
         EXHIBIT 3.1(G)(2) to the effect that (i) the representations and warranties of the Purchaser contained in the Transaction Documents to which it is a party are true and correct in all material respects on and as of the Closing Date, and (ii) the Purchaser has performed, in all material respects, all covenants and other obligations required by the Transaction Documents to which it is a party to be performed by it at or before the Closing;

                           (3) certified copies, or other evidence satisfactory to the Company, of all Approvals of all Government Bodies and other persons with respect to the Purchaser referred to in Section 6.3; and

                           (4) a favorable opinion of one or more counsel for the Purchaser, which together are substantially in the form of EXHIBIT 3.1(G)(4), and as to other matters reasonably requested by the Company.

                           (h)  the  Company   shall  have  duly   executed  and
delivered to the Purchaser one or more certificates representing the Shares;

                           (i)  the  Purchaser   shall  have  delivered  to  the
Company an amount in immediately available funds equal to the Purchase Price for the Shares;

                           (j)  the  Company  and  the   Purchaser   shall  have
executed and delivered the Registration Rights Agreement substantially in the form of EXHIBIT A attached hereto, with such changes therein as shall have been approved by the Company and the Purchaser; and

                           (k)  NHP shall have distributed  one-third of a share
of Common Stock of the Company to each holder of a Right; and

                           (l)  each of the  Registration  Statements shall have
been declared effective by the SEC.


                  SECTION 3.2  LEGENDS.

                           (a)  Each  certificate for Shares and any certificate
issued in exchange therefor or on conversion or upon transfer, except certificates issued in connection with a sale registered under the Securities Act and except as provided below, shall bear legends to the following effect:

                  (1) "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

                  (2) "The shares represented by this certificate are subject to the restrictions contained in the Registration Rights Agreement dated as of __________ __, 1997, a copy of which is on file at the office of the Secretary of the Company."

                           (b) The legend stated in Section  3.2(a)(1) shall be
removed by delivery of one or more substitute certificates without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act.

                           (c) The legend stated in Section  3.2(a)(2) shall be
removed at such time as the related securities are no longer subject to the Registration Rights Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY


                  The Company represents and warrants to the Purchaser as follows:

                  SECTION 4.1 CORPORATE EXISTENCE AND POWER. Each of the Company and its Consolidated Subsidiaries (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (2) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both (A) qualification is required either (i) to own, lease, license or use its properties now owned, leased, licensed and used or (ii) to carry on its business as now conducted and
(B) the failure to be so qualified could materially and adversely affect either or both of (i) the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole, and (ii) the ability of the Company or the Consolidated Subsidiary, as the case may be, to perform its obligations under any Transaction Document to which it is or may become a party and (4) has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is or may become a party.

                  SECTION 4.2 AUTHORIZATION; CONTRAVENTION; MODIFICATIONS. The execution and delivery by the Company of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each such Transaction Document have been duly authorized by all necessary corporate action and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its articles of incorporation or bylaws, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which the representing party or any of its properties may be bound or affected or (C) any agreement, indenture or other instrument to which any of the Company and its Consolidated Subsidiaries is a party or by which the representing party or their properties may be bound or affected or (2) result in or require the creation or imposition of any Lien on any of the properties now owned or hereafter acquired by any of the Company and its Consolidated Subsidiaries.

                  SECTION 4.3 APPROVALS. No Approval of any Governmental Body or other person is required or advisable on the part any of the Company and its Consolidated Subsidiaries for (1) the due execution and delivery by the Company or the Consolidated Subsidiary, as the case may be, of any Transaction Document to which it is or may become a party, (2) the conclusion of the Transactions or
(3) the performance by the Company or the Consolidated Subsidiary, as the case may be, of its obligations under each Transaction Document to which it is or may become a party.

                  SECTION 4.4 BINDING EFFECT. Each Transaction Document to which any of the Company and its Consolidated Subsidiaries is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the Company or the Consolidated Subsidiary, as the case may be, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 4.5  FINANCIAL INFORMATION.

                           (a)  The  consolidated  balance  sheet of the Company
and its Consolidated Subsidiaries as of the last day of its latest complete fiscal year (the "BALANCE SHEET DATE") and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, reported on by the independent public accountants of the Company and filed with each of the Registration Statements and attached hereto as Schedule 4.5(a), a true and complete copy of which has been delivered to the Purchaser, fairly present the consolidated financial position of the Company and its Consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the year then ended, in accordance with GAAP applied on a consistent basis except as described in the footnotes to such financial statements or as set forth on Schedule 4.5(a).

                           (b)  At the Balance  Sheet Date,  none of the Company
and its Consolidated Subsidiaries had any material liability or obligation of any nature, whether accrued, absolute, fixed or contingent, and whether due or to become due, that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected in the balance sheets but were not.


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                           (c)  The Company has made  available to the Purchaser
copies of each management letter delivered to the Company and its Consolidated Subsidiaries by the independent public accountants of the Company in connection with the financial statements referred to in this Section 4.5 or relating to any review by them of the internal controls of the Company and its Consolidated Subsidiaries during the three years ended on its Balance Sheet Date or thereafter.

                  SECTION 4.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) Except as set forth on Schedule 4.6(a), since the Balance Sheet Date there has been no material adverse change in the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries, taken as a whole.

                  (b) Except as set forth on Schedule 4.6(b), since the Balance Sheet Date, none of the Company and its Consolidated Subsidiaries has done the following or entered into any agreement or other arrangement with respect to the following, except in each case with respect or pursuant to each Transaction Document to which it is or may become a party:

                           (1) transferred any of its assets except in each case for fair consideration and in the ordinary course of business; or

                           (2)  waived,   released,   cancelled,   settled    or
         compromised any debt, claim or right of any material value except in each case in the ordinary course of business; or

                           (3) entered into any material agreement, arrangement, commitment, contract or transaction, amended or terminated any of the same or otherwise conducted any of its affairs, in any case not in the ordinary course of business and consistent with past practices; or

                           (4) except as disclosed in the footnotes to the financial statements referred to in Section 4.5, changed any accounting methods or principles used in recording transactions on the books of the Company or a Consolidated Subsidiary or in preparing the financial statements of the Company or a Consolidated Subsidiary.

                  SECTION 4.7 TAXES. Each of the Company and its Subsidiaries has filed all Tax Returns that are required to be filed with any Governmental Body and has paid all Taxes due pursuant to the Tax Returns or any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Material Adverse Effect.


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

                  SECTION 4.8 LITIGATION. Except as set forth on Schedule 4.8, there is no Action pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any other person that (1) involves any of the Transactions, (2) any property owned, leased, licensed or used by the Company or such Subsidiary that, individually or in the aggregate, if determined adversely to any of them, could have a Material Adverse Effect or
(3) individually or in the aggregate, if determined adversely to any of them, could result in a liability to any of them in an amount that could have a Material Adverse Effect.

                  SECTION 4.9 COMPLIANCE WITH REGULATIONS. None of the Company and its Subsidiaries is in, and none of them has received notice of, a violation of or default with respect to, any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, including individual products or services sold or provided by it, except for violations or defaults that, individually or in the aggregate, could not have a Material Adverse Effect.

                  SECTION 4.10  SUBSIDIARIES.

                           (a)  Set  forth on  Schedule  4.10 is a  correct  and
complete list of the Subsidiaries of the Company, showing the following as of the date of this Agreement with respect to each such Subsidiary: (1) the jurisdiction of its incorporation; (2) the title of each authorized class or series of capital stock; (3) the number of shares of each authorized class or series of capital stock; (4) the number of such shares outstanding; (5) the number of outstanding shares owned directly or indirectly by the representing party; and (6) the directors and officers of the Subsidiary as of the date of this Agreement.

                           (b)  All outstanding  shares of capital stock of each
Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned as set forth on Schedule 4.10, directly or indirectly, beneficially and of record by the representing party, free and clear of all Liens.

                  SECTION 4.11 INSURANCE. The Company and its Subsidiaries are insured with reputable insurers against all risks normally insured against in accordance with generally prevailing practices in the multifamily and commercial mortgage origination and servicing industry and all of such insurance policies and bonds maintained by or for the benefit of the Company and such Subsidiary, as the case may be, are in full force and effect. The Company and its
Subsidiaries maintain insurance with reputable insurance companies in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated. There are no currently outstanding material losses for which the Company or such Subsidiary has failed to give or present notice or claim under any policy. There are no requirements by any insurance company or by any board of fire underwriters or other body exercising similar functions or by any Governmental Body of which the representing party has knowledge requiring any repairs or other work to be done to any of the properties owned, leased, licensed or used by the Company or such Subsidiary or requiring any equipment or facilities to be installed on or in connection with any of the properties, the failure to complete which could result in the cancellation of the policy of insurance. Policies for all the insurance are in full force and effect and none of the Company and its Subsidiaries is in default in any material respect under any of the policies. The representing party has no knowledge of the cancellation or proposed cancellation of any of the insurance or of any proposed increase in the contributions for workers' compensation or unemployment insurance or of any conditions or circumstances applicable to the business of the Company or such Subsidiary, as the case may be, which might result in a material increase in those contributions.

                  SECTION 4.12 DEBT. Set forth on Schedule 4.12 is a correct and complete list (containing a brief description of each item on such list) of the following: (1) all credit agreements, indentures, purchase agreements,
Guarantees, Capitalized Leases and other Investments, agreements and other arrangements presently in effect providing for or relating to Debt in any amount greater than $250,000 in respect of which any of the Company and its Subsidiaries is in any manner directly or contingently obligated; (2) the maximum principal or face amounts of such Debt outstanding or which may be outstanding under each of those agreements and other arrangements; and (3) the maturity date or dates of such Debt.

                  SECTION 4.13 NO DEFAULT. Except as set forth on Schedule 4.13, none of the Company and its Subsidiaries is in default in respect of any obligation under any credit agreement, indenture, purchase agreement, Guarantee, Capitalized Lease and other Investment, agreement or arrangement referred to in
Section 4.12, which default either alone or together with any other default, entitles another party thereto, with the giving of notice or the passage of time or both, to terminate or modify the rights and obligations of the parties thereunder or with respect thereto or to accelerate, increase or otherwise modify any obligation of the Company or any of its Subsidiaries thereunder.

                  SECTION 4.14  CAPITALIZATION.

                  (a) The  authorized  capital stock of the Company  consists of
         (A) 25,000,000 shares of Common Stock and (B) 12,500,000 shares of Preferred Stock, $.01 par value, none of which Shares of Preferred Stock are outstanding.

                  (b) As of November 17, 1997, there were (A) 4,217,478 shares of Common Stock issued and outstanding, (B) 0 shares of Common Stock held in the treasury of the Company and (C) a maximum of 1,133,042 shares of Common Stock reserved for issuance upon the exercise of stock options, which amount consists of (i) 337,398 shares in respect of options to be granted by the Company pursuant to its Key Employee Incentive Plan (i.e., 8% of outstanding common stock), (ii) a maximum of 395,644 shares in respect of options in NHP Incorporated, originally granted by NHP Incorporated, which options and other rights will either be exercised for shares of common stock of NHP Incorporated prior to the initial public distribution of the Common Stock (requiring distribution of shares of Common Stock at the time of the initial public distribution of the Common Stock) or will be converted at the time of the initial public distribution of the Common Stock into options to acquire shares of Common Stock in the Company, and (iii) a maximum of 400,000 shares by means of options granted to each employee of the Company to purchase up to 1000 shares of Common Stock, which option is exercisable for up to ten (10) business days commencing upon the initial public distribution of the Common Stock (collectively, the "OUTSTANDING OPTIONS").

                  (c) Except as set forth above and except as provided herein, no Equity Securities of the Company are issued, reserved for issuance or outstanding.

                  (d) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the exercise of the Outstanding Options, will be, when issued, duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights.

                  (e) Except with respect to the Outstanding Options and the Transaction Documents, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

                  (f) Except with respect to the Outstanding Options and the Transaction Documents, there is no agreement or arrangement restricting the voting or transfer of the Equity Securities of the Company.

                  (g) Except with respect to the Outstanding Options and the Transaction Documents, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any of the Company and its Subsidiaries is a party or by which any of them is bound obligating the Company or such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Securities of the Company or such Subsidiary or obligating the Company or such Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                  (h) Except as set forth on Schedule 4.14(h), there are no outstanding contractual obligations, commitments, understandings or arrangements of any of the Company and its Subsidiaries to repurchase, redeem or otherwise acquire, require or make any payment in respect of any shares of Equity Securities of the Company or such Subsidiary.

                  (i) Except with respect to statutory restrictions of general application, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of any of the Equity Securities of the Company.

                  (j) Except as contemplated by the Registration Rights Agreement, there are no agreements or arrangements to which any of the Company and its Subsidiaries is a party pursuant to which the Company is or could be required to register shares of common stock or other securities under the Securities Act.

                  (k) Equity  Securities  of the  Company  that were  issued and reacquired by the Company were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and the Company has no liability with respect to the reacquisition or reissuance of the Equity Securities.

                  SECTION 4.15  MATERIAL CONTRACTS.

                  (a) Set forth on Schedule 4.15(a) is a correct and complete list (containing a brief description of each item on such list) of the following (collectively, the "MATERIAL CONTRACTS") with respect to any of the Company and its Subsidiaries:

                           (1) agreements with investment bankers, brokers, finders, consultants and advisers engaged by or on behalf of the Company or such Subsidiary with respect to the Transactions or other transactions contemplating the recapitalization of the Company or such Subsidiary, the purchase or sale by the Company or such Subsidiary of assets not in the ordinary course of business or the issuance and sale by the Company or such Subsidiary of any Equity Securities or Debt of the Company or such Subsidiary, as the case may be;

                           (2) agreements with any shareholder having beneficial ownership of 5.0% or more of the shares of common stock of the Company then issued and outstanding, director or officer of the Company or such Subsidiary and all shareholders' agreements and voting trusts;

                           (3) agreements that may be cancelled, terminated, amended or modified, or pursuant to which payments might be required or acceleration of benefits may be required, in connection with or as the result of the execution and delivery of the Transaction Documents or the conclusion of any of the Transactions;

                           (4)      Mortgage Servicing Agreements;

                           (5) agreements (other than Mortgage Loans) that may require the payment or provision by or to any of the Company and its Subsidiaries of money in an aggregate amount, or good or services have an aggregate value, in each case in the excess of $250,000; and

                           (6) agreements not made in the ordinary course of business and which are materially adverse to the business of the Company or such Subsidiary.

                  (b) Each  agreement  referred to in clause (4), (5) and (6) of
Section 4.15 has, to the knowledge of the Company with respect to parties other than the Company or its Subsidiaries, as the case may be, been duly authorized, executed and delivered by the parties to such agreement, is in full force and effect and constitutes the legal, valid and binding obligation of the parties to such agreement or their respective successors or assigns, enforceable against them in accordance with the terms of such agreement. There is no liability or obligation of the Company or a Subsidiary with respect to any such agreement that, under the terms of such agreement, is required to be paid or otherwise performed or is required to have been paid or otherwise performed, that has not been paid or otherwise performed in accordance with the applicable agreement. The right, title and interest of the Company or a Subsidiary in, to and under each such agreement is free and clear of all Liens. There exists no default under any such agreement by any party, which default, individually or together with other defaults under the same agreement or other agreements, could have a Material Adverse Effect. The conclusion of any of the Transactions will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of, the Company or any Subsidiary under any such agreement.

                  (c) Each Mortgage Servicing Agreement is valid, binding and enforceable in accordance with its terms. The Company has serviced all Mortgage Loans in accordance with all applicable Investor requirements, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. There are no pending or threatened claims by any Investor against the Company relating directly or indirectly to any Mortgage Loan or any Mortgage Servicing Agreement. The Company has no notice of any default by other parties under any Mortgage Servicing Agreement or Flow Servicing Agreement. No material default of the Company exists under any Mortgage Servicing Agreement or Flow Servicing Agreement, including any default arising with notice or lapse of time, or both, except to the extent that such defaults could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.16  BOOKS AND RECORDS.

                  (a) The records and books of account of each of the Company and its Consolidated Subsidiaries are correct and complete in all material respects, have been maintained in accordance with good business practices and are reflected accurately in the financial statements referred to in Section 4.5. Each of the Company and its Consolidated Subsidiaries has accounting controls sufficient to insure that its transactions are (1) executed in accordance with management's general or specific authorization and (2) recorded in conformity with GAAP so as to maintain accountability for assets.

                  (b) In all material respects, the minute books of each of the Company and its Consolidated Subsidiaries contain accurate records of all meetings and accurately reflect all corporate action of the stockholders and the board of directors (including committees) of the Company or the Consolidated Subsidiary, as the case may be.

                  (c) The stock books and ledgers of each of the Company and its Consolidated Subsidiaries correctly record all transfer and issuances of all capital stock of the Company or the Consolidated Subsidiary, as the case may be.

                  SECTION 4.17 FEES FOR BROKERS AND FINDERS. With respect to the Transactions, the Company and its Subsidiaries and other Affiliates have not authorized any person to act as financial advisor, broker, finder or other intermediary that might be entitled to any fee, commission, expense reimbursement or other payment of any kind from any of the Company, such Subsidiaries and such other Affiliates.

                  SECTION 4.18 MISSTATEMENTS. Except to the extent revised or superseded by a subsequent certificate, schedule or written report furnished to the other party, no written information, certificate, schedule or written report furnished by Company or any of its Subsidiaries to Purchaser with respect to any of the Company and its Subsidiaries in connection with the negotiation of any Transaction Document or the satisfaction of any condition under any Transaction Document contained as of the date thereof any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained therein, in the light of the circumstances under which it was made, not misleading.

                  SECTION 4.19 REGISTRATION STATEMENTS. The Company has filed each of the Registration Statements with the Securities and Exchange Commission. The Company has delivered or made available to the Purchaser each of the Registration Statements. As of its respective date, except to the extent revised or superseded by a subsequent filing with the SEC, each of the Registration Statements complied in all material respects with the requirements of the Securities Act and did not as of such date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and the Subsidiaries included in each of the Registration Statements including any amendments thereto, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

                  SECTION 4.20 NO MERGER AGREEMENTS. None of the Company and its Subsidiaries has entered into any agreement with any person which has not been terminated as of the date of this Agreement and under which there remains any liability or obligation of any of the Company and its Subsidiaries with respect to a merger or consolidation with any of the Company and its Subsidiaries, an acquisition of any Equity Securities of any of the Company and its Subsidiaries or any other acquisition of a substantial amount of the assets of any of the Company and its Subsidiaries.

                  SECTION 4.21 BOARD ACTIONS. The Board of Directors of the Company, at a meeting duly called and held, unanimously (1) determined that the Transactions, taken as a whole, are in the best interest of the Company and its stockholders and (2) approved the Transaction Documents and the Transactions, which actions constitute approval of each of the Transaction Documents and the Transactions for purposes of Section 203 of the Delaware General Corporation Law and which approval shall make such Section 203 inapplicable to the Transactions and to any future transactions between the Company and the Purchaser.

                  SECTION 4.22 STOCKHOLDER APPROVAL. None of the Transactions is required by the certificate of incorporation or bylaws of the Company, or by any other agreement, indenture or instrument to which the Company is a party or by which the Company or its properties may be bound or affected, to be approved by the holders of shares of any class of Equity Securities of the Company.

                  SECTION 4.23 CONTINUING REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company in this Agreement or in any other Transaction Document as of any date other than a Closing Date will be true and correct in all material respects on and as of the Closing Date except as otherwise contemplated by such Transaction Document.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                      CONCERNING LOANS AND SERVICING RIGHTS


                  The Company hereby represents and warrants to the Purchaser as follows:

                  SECTION 5.1 APPROVED  ISSUER.  Washington  Mortgage  Financial
Group, Ltd. ("WMF") is a Fannie Mae approved DUS lender in good standing. WMF/Huntoon is a GNMA approved issuer in good standing. Each of WMF and WMF/Huntoon is (i) a FHA-approved mortgagee, (ii) a Fannie Mae and a Freddie Mac approved seller/servicer in good standing, and (iii) in full compliance with all of the material provisions contained in the applicable FHA, Fannie Mae and Freddie Mac guides and, with respect to WMF/Huntoon, GNMA guides, any subsequent amendments in or to any of them, and all other applicable regulations and Investor requirements. Except as previously disclosed to Purchaser in writing, which writing makes reference to this Agreement, the Company has not at any time in the past received notice from any governmental, quasi-governmental or private agency of pending or threatened actions or investigations which would question the status of WMF or WMF/Huntoon as an approved lender or issuer as provided in this Section 5.1. No outstanding claims exist against the Company (directly or indirectly) from or through the FHA, GNMA or any Investors (including, without limitation, claims under FHA multifamily co-insurance program). To the knowledge of Company, no event has occurred which, with the passage of time or the giving of notice, or both, would result in the loss by either WMF or WMF/Huntoon of its qualification as an approved lender or issuer as set forth in this Section 5.1 or of the Company or any officer, director or employee of the Company as a contractor or as a person otherwise permitted to transact business with any such governmental, quasi-governmental or private agency.

                  SECTION 5.2  PAST SECURITIZATIONS; NO RECOURSE.

                  (a) PAST SECURITIZATIONS. The description of past securitization transactions effected by the Company, as contained in the Registration Statements, is true and complete in all material respects and to the Company's best knowledge, no event or series of events has occurred that would result in any of the securities issued in connection with any of such transactions being downgraded or placed on a watch list with negative implications by any rating agency or similar organization, or that would impair the Company's or its Subsidiaries' ability to consummate future securitization transactions upon economic terms consistent with past securitization transactions or otherwise cause the Company or any of its Subsidiaries to suffer any Material Adverse Effect with respect to any past or future securitization transaction (other than any such event or series of events described in the Registration Statements.

                  (b) NO RECOURSE. Except with respect to DUS Mortgage Loans, none of the Servicing Rights is subject to recourse against the Company for losses on liquidation of a Mortgage Loan, borrower defaults or repurchase obligations upon the occurrence of non-payment or other events, and the Company has no obligation or recourse to any person to which it may have sold or transferred any Mortgage Loans or Servicing Rights. For the purposes of this Section 5.2(b), "recourse" shall not include industry standard representations and warranties (such as those concerning title, zoning, etc.), except to the extent that such representations and/or warranties relate generally to economic performance (such as those included in the DUS program).

                  SECTION 5.3 LOAN DOCUMENTS; MORTGAGE SERVICING AGREEMENTS. Except as set forth on Schedule 5.3, there are no defaults under any of the Loan Documents nor any events which, with the giving of notice or the passage of time, or both, would constitute a default.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants as follows:

                  SECTION 6.1 CORPORATE EXISTENCE AND POWER. The Purchaser (1) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (2) has all necessary partnership and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign limited partnership under the laws of each jurisdiction in which both (A) qualification is required either (i) to own, lease, license or use its properties now owned, leased, licensed or used or (ii) to carry on its business as now conducted and (B) the failure to be so qualified could materially and adversely affect either or both of (i) the business, properties, operations, prospects or condition (financial or otherwise) of the Purchaser and (ii) the ability of the Purchaser to perform its obligations under any Transaction Document to which it is or may become a party and (4) has all necessary partnership power and authority to execute and deliver each Transaction Document to which it is or may become a party.

                  SECTION 6.2 AUTHORIZATION; CONTRAVENTION. The execution and delivery by the Purchaser of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each of those Transaction Documents have been duly authorized by all necessary partnership action and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its limited partnership agreement, (B) any Regulation or any decision, ruling, order or award of any arbitrator by which the Purchaser or any of its properties may be bound or affected, or (C) any agreement, indenture or other instrument to which it is a party or by which it or its properties may be bound or affected or
(2) result in or require the creation or imposition of any Lien on any property now owned or hereafter acquired by it.

                  SECTION 6.3 APPROVALS. No Approval of any Governmental Body or other person is required or advisable on the part of the Purchaser, for (1) the due execution and delivery by the Purchaser of any Transaction Document, (2) the conclusion of the Transactions and (3) the performance by the Purchaser of its obligations under each Transaction Document to which it is or may become a party.

                  SECTION 6.4 BINDING EFFECT. Each Transaction Document to which the Purchaser is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 6.5 LITIGATION. There is no Action pending or, to the Purchaser's knowledge, threatened against the Purchaser or, to its knowledge, any other person or that involves any of the Transactions or any property owned, leased, licensed or used by the Purchaser that, individually or in the aggregate, if determined adversely to the Purchaser or the other person, could materially and adversely affect the ability of the Purchaser to perform its obligations under any Transaction Document to which it is or may become a party.

                  SECTION 6.6 COMPLIANCE WITH LAWS. The Purchaser is neither in, nor has received notice of a, violation of or default with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, which violation or default, individually or in the aggregate, could materially and adversely affect the ability of the Purchaser to perform its obligations under any Transaction Document to which it is or may become a party.

                  SECTION 6.7 INVESTMENT INTENT. The Purchaser acknowledges that the Company is issuing and selling the Shares pursuant to the terms of the Transaction Documents in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. The Purchaser represents that (1) it is acquiring such securities for investment and without any view toward distribution of any of the securities to any other person, (2) it will not sell or otherwise dispose of the securities except in compliance with the registration requirements or exemption provisions under the Securities Act and (3) before any sale or other disposition of any of such securities other than in a sale registered under the

Securities Act, or pursuant to Rule 144 under the Securities Act unless the Company shall have been advised by counsel that the sale does not meet the requirements of Rule 144 for the sale, it will deliver to the Company an opinion of counsel, which counsel shall be reasonably satisfactory to the Company
(including, without limitation, O'Melveny & Myers LLP which shall be satisfactory to the Company for this purpose), to the effect that such registration is unnecessary.

                  SECTION 6.8 FEES FOR BROKERS AND FINDERS. The Purchaser has not authorized any person to act as financial advisor, broker, finder or other intermediary that might be entitled to any fee, commission, expense reimbursement or other payment of any kind from the Purchaser upon the conclusion of or in connection with any of the Transactions.

                  SECTION 6.9 FINANCIAL ABILITY. The Purchaser has sufficient financial resources to perform its obligations on the Closing Date.

                  SECTION 6.10 CONTINUING REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Purchaser in this Agreement or in any other Transaction Document as of a date other than a Closing Date shall be true on and as of the Closing Date except as otherwise contemplated by the Transaction Documents.


                                   ARTICLE VII

                                    COVENANTS


                  SECTION 7.1 MUTUAL COVENANTS. Each party covenants and agrees to do the following until the conclusion of the Closing:

                  (a) MAINTENANCE OF EXISTENCE. The covenanting party shall, and shall cause its Subsidiaries to, preserve and maintain its corporate or limited partnership, as the case may be, existence and good standing in the jurisdiction of its organization and qualify and remain qualified as a foreign corporation or limited partnership, as the case may be, in each jurisdiction in which both (1) qualification is required either
         (A) to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used or
         (B) to carry on its business as now conducted or proposed to be conducted and (2) the failure to be so qualified could materially and adversely affect either or both of (A) the business, properties, operations, prospects or condition (financial or otherwise) of the party and (B) the ability of the party to perform its obligations under any Transaction Document to which it is or may become a party.

                  (b) COMPLIANCE WITH LAWS. The covenanting party shall, and shall cause its Subsidiaries to, comply in all respects with all Regulations of each Governmental Body and all decisions, rulings, orders and awards of each arbitrator applicable to it or its business, properties or operations in connection with the Transactions.

                  (c) BEST EFFORTS. Upon the terms and subject to the conditions provided in the Transaction Documents, the covenanting party shall, and shall cause its Subsidiaries to, use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other party hereto in doing all things necessary, proper or advisable under applicable Regulations to ensure that the conditions set forth in Article III and to the conclusion of the Transactions are satisfied and to conclude and make effective, in the most expeditious manner practicable, the Transactions including, without limitation, using its best efforts to obtain all necessary Approvals.

                  (d) NOTIFICATION. The covenanting party shall, and shall cause its Subsidiaries to, give prompt notice to the other parties to this Agreement or any other Transaction Document, as the case may be, of (1) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty of the covenanting party contained in the Transaction Document to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (2) any failure of the covenanting party to perform or otherwise comply with, in any material respect, any covenant, condition or agreement to be performed or complied with by it under the Transaction Documents; which covenant of notification shall not limit the right of the other party under Article III to require as a condition precedent to the performance of its obligations under this Agreement the continuing accuracy and performance of the representations and warranties and covenants of the notifying party made in the Transaction Documents and to receive an unqualified certificate with respect to the same.

                  (e) PUBLICITY AND REPORTS. Except as may be required by applicable laws or court process, the covenanting party shall, and shall cause its Subsidiaries to, consult with the other party before issuing any press release or making any public statement with respect to the Transactions.

                  (f)  CONFIDENTIALITY.  The covenanting  party shall, and shall cause its Subsidiaries to, keep confidential information disclosed by any of the other party, its Subsidiaries or their respective representatives to any of the covenanting party, its Subsidiaries or their respective representatives, whether before or after the date of this Agreement, in connection with the Transactions or the discussions and negotiations preceding the execution of the Transaction Documents, and use such information only as contemplated by the Transaction Documents, except in each case to the extent that (1) the information was known by the recipient when received or the information is or hereafter becomes lawfully obtainable from other sources, (2) disclosure to a Governmental Body having jurisdiction over the parties is necessary or appropriate, (3) disclosure may otherwise be required by applicable Regulations or (4) the duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated, each party shall use reasonable efforts to return upon written request from the other party all documents (and reproductions of those documents) received by it or its representatives from the other party (and, in the case of reproductions, all reproductions made by the receiving party) that include information not within the exceptions contained in the preceding sentence, unless the recipients provide assurances reasonably satisfactory to the requesting party that the documents have been destroyed.

                  SECTION 7.2 AFFIRMATIVE COVENANTS OF THE COMPANY. The Company agrees, that prior to the Closing Date, the Company shall do the following:

                  (a) REPORTING REQUIREMENTS. The Company shall, and shall cause its Subsidiaries to, furnish to the Purchaser:

                           (1) ADVERSE EVENTS. Promptly after the occurrence, or failure to occur, of any such event, information with respect to any event (A) which could have a Material Adverse Effect, (B) which, if known as of the date of this Agreement, would have been required to be disclosed to the Purchaser or (C) which would be likely to cause any representation or warranty contained in any Transaction Document with respect to the Company or such Subsidiary to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date;

                           (2) ACCESS TO INFORMATION. Afford to the Purchaser and to the officers, employees, financial advisors, attorneys, accountants and other representatives of the Purchaser, reasonable access during normal business hours to all its properties, books, contracts commitments, personnel and records; furnish as promptly as practicable to the Purchaser and its representatives such information with respect to the business, properties, operations, prospects or conditions (financial or otherwise) of the Company and its Subsidiaries as they may from time to time reasonably request; and

                           (3) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of any of the Company and its Subsidiaries as the Purchaser may from time to time reasonably request.

                  (b) MAINTENANCE OF RECORDS. The Company shall, and shall cause its Subsidiaries to, keep adequate records and books of account reflecting all its financial transactions, keep minute books containing accurate records of all meetings and accurately reflecting all corporate action of its shareholders and its board of directors (including committees) and keep stock books and ledgers correctly recording all transfers and issuances of all capital stock.

                  (c) MAINTENANCE OF PROPERTIES. The Company shall, and shall cause its Subsidiaries to, maintain, keep and preserve all its real property and personal property used or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (d) CONDUCT OF BUSINESS. Except as otherwise contemplated by the Transaction Documents, the Company shall, and shall cause its Subsidiaries to, continue to engage in an efficient and economical manner solely in a business of the same general type as conducted by it on the date of this Agreement in the ordinary course, consistent with past practices; and use its best efforts to preserve the business of the Company and its Subsidiaries and to preserve the goodwill of customers, suppliers and others having business relations with the Company and its Subsidiaries.

                  (e) MAINTENANCE OF INSURANCE. The Company shall, and shall cause its Subsidiaries to, maintain insurance such that the representations and warranties stated in Section 4.11 shall at all times remain true.

                  (f) PAYMENT OF TAXES. The Company shall, and shall cause its Subsidiaries to, timely file all Tax Returns that are required to be filed by it and pay before they become delinquent all Taxes due pursuant to those Tax Returns or any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of such Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Materially Adverse Effect.

                  (g) DESIGNATION OF DIRECTORS. Herbert S. Winokur, Jr. shall be elected a director of the Company simultaneously with, or, at the election of Mr. Winokur, promptly after, the Closing of the transactions contemplated by this Agreement.

                  SECTION 7.3 NEGATIVE COVENANTS OF THE COMPANY. The Company agrees as follows, and shall not enter into any agreement or take any other action inconsistent with the following, in each case until the conclusion of the
Closing:

                  (a) CHARTER DOCUMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, amend its articles of incorporation or its bylaws.

                  (b) CAPITALIZATION. The Company shall not, and shall not permit any of its Subsidiaries to, issue any shares of capital stock or other Equity Securities.

                  (c) MERGERS, ETC. Except as shall have been previously agreed in writing by the parties, which writing makes reference to this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, merge or consolidate with any person, sell, lease, license or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to any person or acquire all or substantially all of the assets or the business of any person, in each case whether in one transaction or in a series of transactions, except that a Consolidated Subsidiary may merge into or transfer assets to the Company or a Wholly-Owned Consolidated Subsidiary.

                                  ARTICLE VIII

                                   TERMINATION


                  SECTION 8.1  TERMINATION.

                  (a) The obligations of the parties under this Agreement with respect to the Closing may be terminated at any time prior to the conclusion of the Closing, in each case by:

                           (1)  the  mutual  consent  of  the  Company  and  the
         Purchaser:

                           (2) the Company, if (A) the conditions to be satisfied by the Purchaser set forth in Sections 3.1 shall not have been met with respect to the Closing by March 31, 1998 and (B) the Company shall have paid in full to the Purchaser all amounts then owed to the Purchaser pursuant to Section 8.2, if any;

                           (3) the Company, if a representation, warranty or covenant of the Purchaser set forth in a Transaction Document is breached or violated by the Purchaser in any material respect;

                           (4) the Purchaser, if the conditions to be satisfied by the Company set forth in Sections 3.1 shall not have been met with respect to the Closing by December 31, 1997; and

                           (5) the Purchaser, if a representation, warranty or covenant of the Company set forth in a Transaction Document is breached or violated by the Company in any material respect.

                  (b) Any termination of the obligations of the parties shall be made by written agreement or by written notice from the terminating party to the other parties.

                  (c) The termination of the obligations of the parties under this Section 8.1 shall not relieve any party of any liability for a breach of any warranty, covenant or agreement, or for any misrepresentation, under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any breach or misrepresentation.

                  SECTION 8.2  EXPENSES AND FEES.

                  (a) PURCHASER COLLECTION EXPENSES. In addition to the other provisions of this Section 8.2, the Company shall promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, reimburse the Purchaser for all reasonable out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation incurred in connection with collecting such costs, fees and expenses and any other fees due under this Agreement or any of the other Transaction Documents as a result of any willful breach by the Company of its obligations under this Section 8.2.

                  (b) COMPANY COLLECTION EXPENSES. In addition to the other provisions of this Section 8.2, the Purchaser shall promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, reimburse the Company for all reasonable out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation incurred in connection with collecting such costs, fees and expenses and any other fees due under this Agreement or any of the other Transaction Documents as a result of any willful breach by the Purchaser of its obligations under this Section 8.2.

                  (c) OTHER  EXPENSES.  Except  as  otherwise  provided  in this
         Section 8.2, whether or not the Transactions are concluded, all costs and expenses incurred in connection with the Transaction Documents and the Transactions shall be paid by the party incurring such expenses.


                                   ARTICLE IX

                                 INDEMNIFICATION


                  SECTION 9.1 INDEMNIFICATION BY THE COMPANY.

                  (a) Subject to, and without limiting the effect of, any term or provision of any Transaction Document that limits the Purchaser's recourse against the Company in the event of a failure by the Company to perform a certain covenant or agreement specified therein, and whether or not the Closing shall occur, the Purchaser may make a claim for indemnification pursuant to this Article IX at any time during the period from the date of termination of this Agreement pursuant to
         Section 8.1 or the Closing Date, as the case may be, through and including the first anniversary of the date of termination of this Agreement pursuant to Section 8.1 or the Closing Date, as the case may be, and the Company shall thereafter indemnify the Purchaser against, and hold it harmless from, any and all Losses in any way relating to or allegedly arising out of any of the following:

                           (1) any  breach of the  representations,  warranties,
         covenants or agreements of the Company contained in any Transaction Document, whether or not the Transactions are concluded or the obligations of the parties under the Transaction Documents are terminated pursuant to Article VII or otherwise;

                           (2) any untrue statement of a material fact contained
         in any notification or any materials filed by the Company with the Securities and Exchange Commission or distributed or otherwise disseminated to the public (or any amendment or supplement thereto) relating to the Transaction Documents and the Transactions or any failure to state a material fact required to make any statement contained therein not misleading unless the statement or omission is based primarily upon information furnished in writing to the Company by the Purchaser or any other indemnified person expressly for inclusion in the material in question; or

                           (3) any other matter as to which the Company in other provisions of this Agreement or any other Transaction Document has agreed to indemnify any of those persons.

The Company shall have no obligation under this Section 9.1 to (x) the Purchaser with respect to any of the foregoing arising primarily out of the gross negligence or willful misconduct of the Purchaser as determined by a final judgment of a court of competent jurisdiction or (y) any of the limited partners of the Purchaser.

                  (b) If any Action indemnifiable under this Section 9.1 shall be brought, asserted or threatened against Purchaser, Purchaser shall promptly notify the indemnifying person. A failure to notify the indemnifying person timely or at all shall reduce the liabilities and obligations of the indemnifying person under this Section 9.1 only to the extent the indemnifying person actually shall be prejudiced by such failure. The indemnifying person shall assume the defense of the Action, including the employment of counsel satisfactory to the indemnified person and the payment of all related fees and expenses, but the indemnified person may employ separate counsel in the Action and participate in the defense of the Action at its own expense. However, the indemnified person may by written notice to the indemnifying person assume the defense of the Action, including the employment of counsel, at the expense of the indemnifying person (except that the indemnifying person shall not be liable for the fees and expenses of more than one such separate counsel with respect to the Action) if:

                           (1) without a delay that shall be prejudicial to the interests of the indemnified person, the indemnifying person fails to take one or more of the following actions: (A) acknowledge in writing to the indemnified person the liability of the indemnifying person to the indemnified person under this Section 9.1 with respect to the Action, (B) assume the defense, (C) post an indemnity or similar bond (in form and substance satisfactory to the indemnified person) in an amount equal to the full amount for which the indemnified person may be liable as a result of the Action (including penalties and interest) or provide other evidence satisfactory to the indemnified person of the ability of the indemnifying person to pay that amount in full or (D) employ counsel reasonably satisfactory to the indemnified person; or

                           (2) the persons against whom the Action shall have been brought, asserted or threatened (including any impleaded parties) include both the indemnified person and the indemnifying person and the indemnified person is advised by counsel that there may be one or more legal defenses available to the indemnified person that are different from or additional to those available to the indemnifying person; or

                           (3) the indemnified person reasonably believes that the Action or an unfavorable resolution of the Action may materially and adversely affect the business, properties, operations, prospects or condition (financial or otherwise) of the indemnified person and its Affiliates other than as a result of the payment of money damages.

If the indemnified person has assumed the defense of the Action pursuant to any of the three conditions stated above, then the indemnifying person shall not have the right to assume the defense of the Action on behalf of the indemnified person and the indemnified person shall have the right to control the defense, compromise or settlement of any indemnifiable Action on behalf of and for the account and risk of the indemnifying person. The indemnifying person shall be bound by the result of the defense of any Action, whether the defense shall have been assumed by the indemnifying person or by the indemnified person, and shall indemnify the indemnified person against, and hold the indemnified person harmless from, all Losses in any way relating to or allegedly arising in connection with the matter or matters that shall be the basis of the Action or otherwise connected to the Action, except that the indemnifying person shall not be liable for the payment of the amount of money damages provided in a settlement of an indemnifiable Action defended by the indemnified person pursuant to the second or third conditions stated above that shall have been effected without the written consent of the indemnifying person, which consent shall not be unreasonably withheld.

                  (c) Notwithstanding anything in this Section 9.1 to the contrary, if, in connection with an Action indemnifiable under this
         Section 9.1, a Governmental Body or other person having authority or jurisdiction over a matter or matters related to the Action shall have rendered, entered or granted a binding judgment, decision, ruling, order or award with respect to the matter or matters providing for the payment of money damages or the claimant and the indemnifying party shall have agreed to settle the Action for an amount of money damages without reservation of any rights or defenses against the indemnified person, and if the indemnified person elects to appeal the judgment, decision, ruling, order or award or declines to agree to the proposed settlement, as the case may be, then the indemnified person may continue to defend the Action, free of any participation by the indemnifying person, but the amount of any ultimate liability of the indemnifying party under this Section 9.1 with respect to Losses related to or allegedly arising in connection with the matter or matters that shall have been comprehended by the judgment, decision, ruling, order or award or by the proposed settlement, as the case may be, shall then be limited to the amount of the judgment, decision, ruling, order or award or the amount of the proposed settlement, as the case may be, plus the other indemnified Losses of the indemnified person relating to the matter or matters through the date of its election to appeal or its rejection of the proposed settlement, as the case may be.

                  (d) If the indemnification provided for in this Section 9.1 is unavailable to an indemnified person (other than by reason of exceptions provided in this Section 9.1), or is insufficient to hold harmless an indemnified person in respect of any Loss then the indemnifying person, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the Loss in the proportion that is appropriate to reflect the relative fault of the indemnifying person on the one part and of the indemnified person on the other part in connection with the events or circumstances which resulted in the Loss as well as any other relevant equitable considerations. The relative fault of the indemnifying person on the one part and of the indemnified person on the other part shall be determined by reference to, among other things, those persons' relative intent, knowledge, access to information and opportunity to correct or prevent the events or circumstances resulting in the Loss. The amount of any Loss suffered, incurred or paid any person shall be deemed to include all expenses incurred or paid by the person in connection with investigating or defending any Action, including, but not limited to, the fees and expenses of counsel.

                  SECTION 9.2 NO LIMITATION ON OTHER RIGHTS OF RECOVERY. The indemnification set forth in this Article IX shall be in addition to any other obligations or liabilities of an indemnifying person to an indemnified person at common law or otherwise. The provisions of this Article VIII shall not eliminate or otherwise limit the right of any indemnified person or any other person to seek to recover contribution, damages or otherwise enforce its rights against the indemnifying person or any other person without regard to the provisions of this Article IX. If at any time all or any part of any indemnification payment hereunder is or must be rescinded or returned to the person making such indemnity payment for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any person) the indemnification obligations of the person making such payment shall be reinstated with respect to such payment so rescinded or returned as though such payment had never been made or received.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1 NOTICES. All notices, requests and other communications to any party or under any Transaction Document shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective
(1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

                  SECTION 10.2 NO WAIVERS; REMEDIES. No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 10.3 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Transaction Document, and no consent to any departure by a party to a Transaction Document from any provision of the Transaction Document, shall be effective unless it shall be in writing and signed and delivered by the other parties to the Transaction Document, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                  SECTION 10.4  SUCCESSORS AND ASSIGNS.

                  (a) Purchaser may assign to an Affiliate thereof its rights and delegate its obligations under this Agreement before the Closing; such assignee shall accept those rights and assume those obligations for the benefit of the other party in writing in form reasonably satisfactory to the Company. Thereafter, without any further action by any person, all references in this Agreement to the "Purchaser" and all comparable references, shall be deemed to be references to the transferee, but such assignor shall not be released from any obligation or liability under this Agreement.

                  (b) Except as provided in Section 10.4(a) or in any Transaction Document, no party to this Agreement may assign its rights under the Transaction Document. Any delegation in contravention of this Section shall be void AB INITIO and shall not relieve the delegating party of any obligation under this Agreement.

                  (c) The provisions of each Transaction Document shall be binding upon and inure to the benefit of the parties to the Transaction Document and their respective successors and permitted assigns.

                  SECTION 10.5 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified, all accounting terms shall be interpreted, all accounting determinations shall be made, all records and books of account shall be kept and all financial statements required to be prepared or delivered shall be prepared in accordance GAAP, applied on a basis consistent (except for changes approved by the Company's independent public accountants) with the latest audited financial statements referred to in Section 4.5.

                  SECTION 10.6 GOVERNING LAW. Each Transaction Document shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the Company and Purchaser shall be in addition to and not in limitation of those provided by applicable law.

                  SECTION 10.7 COUNTERPARTS; EFFECTIVENESS. Each Transaction Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

                  SECTION 10.8 SEVERABILITY OF PROVISIONS. Any provision of any Transaction Document that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Transaction Document or affecting the validity or enforceability of the provision in any other jurisdiction.

                  SECTION 10.9 HEADINGS AND REFERENCES. Article and section headings in any Transaction Document are included in the Transaction Document for the convenience of reference only and do not constitute a part of the Transaction Document for any other purpose. References to parties and articles and sections in any Transaction Document are references to the parties to or the articles and sections of the Transaction Document, as the case may be, unless the context shall require otherwise.

                  SECTION 10.10 ENTIRE AGREEMENT. The Transaction Documents embody the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of those documents; provided that the agreement of the parties contained in the sixth paragraph of that certain letter agreement dated as of April 21, 1997 between Purchaser and Seller is expressly incorporated herein by this reference.

                  SECTION 10.11 SURVIVAL. Except as otherwise specifically provided in any Transaction Document, and notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under the Transaction Document, (1) each representation and warranty of each party to the Transaction Document contained in or made pursuant to the Transaction Document shall survive each Closing and remain in full force and effect until the date that is the first anniversary of the Closing Date (2) the other party may assert or commence an Action against the party with respect to the breach of any such representation or warranty of the party on or before such date and may maintain any such Action thereafter. Each covenant or agreement of a party to a Transaction Document required to be performed on or after a Closing shall remain in full force and effect thereafter in accordance with its terms.

                  SECTION 10.12 NON-EXCLUSIVE JURISDICTION. Each party (1) agrees that any Action with respect to any Transaction Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and
(3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any Action in those jurisdictions; PROVIDED, HOWEVER, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Action in the courts referred to in clause (1) above.

                  SECTION 10.13 WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under any Transaction Document or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with any Transaction Document and agrees that any Action shall be tried before a court and not before a jury.

                  SECTION 10.14 AFFILIATE. Nothing contained in the Transaction Documents shall constitute Purchaser an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

                  SECTION 10.15 NON-RECOURSE. No recourse under any of the Transaction Documents shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the shareholders, directors, officers, employees, agents and Affiliates of the party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, shareholder, director, officer, employee, agent or Affiliate, as such, for any obligations of the party under this Agreement or any other Transaction Document or for any claim based on, in respect of or by reason of such obligations or their creation.

                           ---------------------------

                  IN WITNESS WHEREOF, the parties have executed and delivered this Purchase Agreement as of the date first written above.


THE WMF GROUP, LTD.



By:  /s/ SHEKAR NARASIMHAN
   ------------------------------------------
   Name: Shekar Narasimhan
   Title: President


Address:  1593 Spring Hill Road
          Suite 400
          Vienna, Virginia 22182

Telecopy: (703) 610-1400




CAPRICORN INVESTORS II, L.P.


By:   CAPRICORN HOLDINGS, LLC,
      its General Partner



By:  /s/ HERBERT S. WINOKUR, JR.,
   ------------------------------------------
   Name: Herbert S. Winokur, Jr.,
   Title: Manager

Address:  30 East Elm Street
          Greenwich, Connecticut 06830

Telecopy: (203) 861-6600

                                DEFINITION ANNEX


                  "ACTION" against a person means an action, suit, investigation, complaint or other proceeding pending against or affecting the person or its property, whether civil or criminal, in law or equity or before any arbitrator or Governmental Body.

                  "AFFILIATE" of a person means any other person (1) that directly or indirectly controls, is controlled by or is under common control with, the person or any of its Subsidiaries, (2) that directly or indirectly beneficially owns or holds 5.0% or more of any class of voting stock of the person or any of its Subsidiaries or (3) 5.0% or more of the voting stock of which is directly or indirectly beneficially owned or held by the person or any of its Subsidiaries. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  "APPROVAL" means an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Body or any other person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing.

                  "BENEFICIAL OWNERSHIP" has the meaning assigned to that term in Section 13(d) of the Exchange Act.

                  "BEST EFFORTS" means the use of all reasonable efforts, including, without limitation, the expenditure of amounts reasonably related to the objective sought to be achieved, with respect to matters and actions over which the person has or could reasonably be expected to exert any control or influence.

                  "CAPITALIZED LEASE" means any lease that is or should be capitalized and appear on the balance sheet of the lessee.

                  "CLOSING DATE" has the meaning stated in Section 2.1 of this Agreement.

                  "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

                  "COMPANY" means The WMF Group, Ltd., a Delaware corporation, and its successors.

                  "CONSOLIDATED"   means,   as  applied  to  any   financial  or
accounting term, the term determined on a consolidated basis for a person and its Subsidiaries, excluding intercompany items and minority interests.

                  "CONSOLIDATED SUBSIDIARY" of a person at any date means any Subsidiary of the person or other entity the accounts of which would be consolidated with those of the person in its consolidated financial statements as of that date.

                  "DEBT" of a person at any date means, without duplication, the sum of (1) all obligations of the person (A) for borrowed money, (B) evidenced by bonds, debentures, notes or other similar instruments, (C) to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (D) as lessee under Capitalized Leases, (E) under letters of credit issued for the account of the person and (F) arising under acceptance facilities, plus (2) all Debt of others Guaranteed by the person, plus (3) all Debt of others secured by a Lien on any asset of the person and whether or not such Debt is assumed by the person.

                  "DOLLARS" AND "$" refer to United States dollars and other lawful currency of the United States of America from time to time in effect.

                  "DUS" shall mean the Fannie Mae Delegated Underwriting and Servicing program.

                  "DUS MORTGAGE LOANS" shall mean Mortgage Loans originated under DUS.

                  "EQUITY SECURITIES" of a person means the capital stock of the person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the related rules and regulations thereunder.

                  "EXCHANGE ACT REGISTRATION STATEMENT" means the Registration Statement on Form 10 filed by the Company with the SEC on August 4, 1997 which became effective October 3, 1997 with respect to the registration of the Common Stock under the Exchange Act.

                  "FHA" shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA regulations.

                  "FANNIE   MAE"  shall  mean   Fannie  Mae  or  any   successor
organization.

                  "FLOW SERVICING AGREEMENT" shall mean an agreement between the Company and a Mortgage originator setting forth the terms and conditions under which the Company agrees to buy loan servicing rights from the Mortgage originator.

                  "FREDDIE MAC" shall mean the Federal Home Loan Mortgage Corporation or any successor or organization.

                  "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

                  "GNMA" shall mean the Government National Mortgage Association or any successor organization.

                  "GOVERNMENTAL BODY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign including, without limitation, HUD, GNMA, Freddie Mac, Fannie Mae and the FHA.

                  "GUARANTEE" by any person means any obligation, contingent or otherwise, of the person directly or indirectly guaranteeing any Debt of any other person or in any manner providing for the payment of any Debt of any other person or the investment of funds in any other person or otherwise protecting the holder of the Debt against loss (whether by agreement to indemnify, to lease assets as lessor or lessee, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), but the term "GUARANTEE" does not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a correlative meaning.

                  "HUD" shall mean the United States Department of Housing and Urban Development or any successor organization.

                  "INVESTOR" shall mean FHA, GNMA, Fannie Mae and Freddie Mac or any private or public investor or credit enhancer for which the Company or any of its Subsidiaries is originating and/or servicing (or to the extent or any continuing obligation, has in the past originated or serviced) Mortgage Loans pursuant to a Mortgage Servicing Agreement.

                  "KNOWLEDGE" with respect to a representation or warranty of a party contained in any Transaction Document means, after due inquiry by the representing party of each of the following persons, the actual knowledge of any of the officers or other employees of the representing party having managerial responsibility for the portion of the operations, assets or liabilities of the representing party and its Subsidiaries with respect to which such knowledge of the person is being represented.

                  "LIEN" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest or encumbrance of any kind (including, but not limited to, any conditional sale agreement or other title retention agreement, any Capitalized Lease or financing lease having substantially the same economic effect as the foregoing and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

                  "LOAN DOCUMENTS" shall mean any Mortgage Note or Mortgage or similar instrument, and all amendments thereto, evidencing or securing a Mortgage Loan, including hard copies where available, and all machine-readable copies on any media.

                  "LOSS" means, with respect to any person, any cost, damage, disbursement, expense, liability, judgment, loss, deficiency, obligation, Taxes, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable (including, without limitation, interest or other carrying costs, penalties, legal, accounting, expert witness, consultant and other professional fees and expenses incurred by such person in the investigation, collection, prosecution and defense of Actions (including, without limitation claims in connection with the enforcement of any rights under any of the Transaction Documents) and amounts paid in settlement), that may be imposed on or otherwise incurred or suffered by such person.

                  "MATERIAL ADVERSE EFFECT" means, with respect to a circumstance or event subject to a representation, warranty, covenant or other agreement of a person or any of its Subsidiaries in any Transaction Document that includes a reference therein to the possible occurrence of a Material Adverse Effect, whether considered individually or together in the aggregate with all other circumstances or events that are the subject of the same representation, warranty, covenant or other agreement, a material adverse effect on the business, properties, operations, prospects, condition (financial or otherwise) or capitalization of the person and its Subsidiaries, taken as a whole, or the ability of the person to perform its obligations under any Transaction Document to which it is or may become a party.

                  "MATERIAL CONTRACT" means an agreement referred to in Section 4.15.

                  "MORTGAGE" shall mean a mortgage, deed of trust, security deed or other security instrument on real property securing a Mortgage Note.

                  "MORTGAGE LOAN" shall mean a mortgage loan evidenced by a Mortgage Note and secured by a Mortgage which is either an Owned Mortgage Loan or a Mortgage Loan comprising the Mortgage Servicing Portfolio.

                  "MORTGAGE NOTE" shall mean a written promise to pay a sum of money at a fixed or variable interest rate during a specified term evidencing a Mortgage Loan.

                  "MORTGAGE SERVICING AGREEMENT" shall mean an agreement between the Company and an Investor or a servicer or other party setting forth the terms and conditions under which Mortgage Loans or other obligations relating to Mortgage Loans have been and are to be serviced or subserviced and which may be incorporated in general guidelines and issuances of an Investor (such as the applicable Fannie Mae and Freddie Mac Seller/Servicer Guides) or PMI.

                  "MORTGAGE SERVICING PORTFOLIO" shall mean, as of the date of this Agreement, all the Mortgage Loans which have been, are and, subject to existing Mortgage Servicing

Agreements, are to be serviced or subserviced by the Company, other than the Owned Mortgage Loans, and, from time to time after the date of this Agreement, as and when Owned Mortgage Loans are delivered to Investors, such previously Owned Mortgage Loans as well.

                  "OUTSTANDING OPTIONS" has the meaning stated in Section 4.14(b) of this Agreement.

                  "OWNED MORTGAGE LOANS" shall mean all the Mortgage Loans the legal and/or beneficial ownership interests in which are vested in the Company (or any of its Subsidiaries) as of the date of this Agreement. For the purpose of this Agreement, Owned Mortgage Loans shall not include Mortgage Loans backed by mortgage pass-through certificates guaranteed by GNMA (since such Mortgage Loans are transferred in trust to the owner of the related GNMA guaranteed mortgage-backed securities).

                  "PMI"   shall  mean   private   mortgage   insurance,   credit
enhancement or a private mortgage insurer or credit enhancer, as the context may require.

                  "PERSON" means an individual, a corporation, a partnership, an
association,  a  trust  or  any  other  entity  or  organization,   including  a
Governmental Body.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between the Company and Purchaser to be dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT A.

                  "REGISTRATION    STATEMENTS"    means   the   Securities   Act
Registration   Statement   and  the   Exchange   Act   Registration   Statement,
collectively.

                  "REGULATION" means (1) any applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body and (2) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing.

                  "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the related rules and regulations thereunder.

                  "SECURITIES ACT REGISTRATION STATEMENT" means the Registration Statement on Form S-1 filed by the Company with the SEC on October 8, 1997 which became effective November 4, 1997 with respect to the registration under the Securities Act of the distribution of shares of Common Stock by Capricorn Investors, L.P.

                  "SERVICING RIGHTS" shall mean the right to receive the servicing fee income and any other income arising from or connected to the Mortgage Servicing Agreements or the servicing of the Mortgage Loans in the Mortgage Servicing Portfolio.

                  "SHARES"  has the meaning stated in Section 1.1(a).

                  "SUBSIDIARY" of a person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect not less than 50% of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the person or (ii) a partnership in which the person or a Subsidiary of the person is, at the date of determination, a general or limited partner of such partnership, but only if the person or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution.

                  "TAXES" means all taxes, charges, fees, levies, duties, imposts, withholdings, restrictions, fines, interest, penalties, additions to tax or other assessments or charges, including, but not limited to, income, excise, property, withholding, sales, use, gross receipts, value added and franchise taxes, license recording, documentation and registration fees and custom duties imposed by any Governmental Body.

                  "TAX RETURN" means a report, return or other information required to be filed by a person with or submitted to a Governmental Body with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the person.

                  "TRANSACTION DOCUMENTS" means, collectively, means this Agreement and the Registration Rights Agreement, and all other instruments and documents executed and delivered by any person in connection with the conclusion of one or more of the transactions contemplated thereby.

                  "TRANSACTIONS"   means,    collectively,    the   transactions
undertaken pursuant to or otherwise contemplated by, the Transaction Documents.

                  "TRANSFER" means a sale, an assignment, a lease, a license, a grant, a transfer or other disposition of an asset or any interest of any nature in an asset. The term "TRANSFER" used as a verb has a correlative meaning.

                  "WMF GROUP" shall mean Washington Mortgage Financial Group, Ltd., a Delaware corporation.

                  "WMF/HUNTOON"   shall  mean   WMF/Huntoon,   Paige  Associates
Limited, a Delaware corporation.